UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

41-1591444

(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota

(Address of principal executive offices)

55391-1693

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Warrants (expiring November 14, 2018)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-156068 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

The descriptions set forth under “Description of Warrants” and “Description of Warrant to Purchase Common Stock” in the Registration Statement on Form S-3 (File No. 333-156068) of TCF Financial Corporation (“Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2008, and the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement dated December 14, 2009 filed with the Commission pursuant to Rule 424(b) as of the same date and incorporated by reference therein, are incorporated herein by this reference.

Item 2.                    Exhibits.

Exhibit
Number	Description

4.1	Warrant Agreement dated December 15, 2009 by and between the Registrant and Computershare Trust Company, N.A.

4.2	Specimen Warrant (included as part of Exhibit No. 4.1)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated:    December 16, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Warrant Agreement dated December 15, 2009 by and between the Registrant and Computershare Trust Company, N.A.

4.2	Specimen Warrant (included as part of Exhibit No. 4.1)